UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2012 (August 1, 2012)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On August 1, 2012, Glimcher Realty Trust (the “Registrant”) and its operating partnership subsidiary, Glimcher Properties Limited Partnership (the “Partnership”), entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters named in Schedule I thereto (collectively, the “Underwriters”), pursuant to which the Registrant agreed to issue and sell to the Underwriters 4,000,000 shares of its 7.5% Series H Cumulative Redeemable Preferred Shares of beneficial interest, par value $0.01 per share (the “Shares”), with a liquidation preference of $25.00 per share, including 400,000 Shares being issued and sold pursuant to the Underwriters’ exercise in full of their overallotment option on August 6, 2012.

Net proceeds of the offering to the Registrant, before expenses, will be $96,850,000.  The Underwriting Agreement contains customary representations, warranties, covenants and indemnification obligations.  The offering is expected to close on August 10, 2012, subject to customary closing conditions.

The offering was made pursuant to a registration statement on Form S-3 (Registration No. 333-172462) (the “Registration Statement”).  The issuance and sale of the Shares are described in the Registrant’s prospectus dated February 25, 2011, constituting a part of the Registration Statement, as supplemented by a prospectus supplement dated August 1, 2012.  The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated into this Current Report by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)           Exhibits

1.1
Underwriting Agreement, dated August 1, 2012, by and among the Registrant and the Partnership, on the one hand, and Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters named in Schedule I thereto, on the other hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: August 7, 2012	By:	/s/ George A. Schmidt
George A. Schmidt
Executive Vice President of Development, General Counsel and Secretary